EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of NuVasive, Inc. of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of NuVasive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of NuVasive, Inc. filed with the Securities and Exchange Commission.
                                 /s/ Ernst & Young LLP
San Diego, California
February 27, 2008